Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                          For the Month of August 1999
                    Distribution Date of September 15, 1999
                           Servicer Certificate #40

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                     $76,686,469.51
Beginning Pool Factor                                           0.1667301

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $4,699,859.65
     Interest Collected                                       $534,664.39

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $218,219.04
Total Additional Deposits                                     $218,219.04

Repos / Chargeoffs                                             $29,281.81
Aggregate Number of Notes Charged Off                                  72

Total Available Funds                                       $5,405,443.11

Ending Pool Balance                                        $72,004,628.02
Ending Pool Factor                                              0.1565509

Servicing Fee                                                  $63,905.39

Repayment of Servicer Advances                                 $47,299.97

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,951,759.75
     Target Percentage                                               5.00%
     Target Balance                                         $3,600,231.40
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($292,938.49)
     Ending Balance                                         $9,658,821.26

Current Weighted Average APR:                                       9.007%
Current Weighted Average Remaining Term (months):                   16.75

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days            $673,339.62       487
                                31 - 60 days           $197,949.21       146
                                60+  days               $61,224.69        37

     Total:                                            $932,513.52       498

     Balances:                  60+  days              $697,674.90        37

Memo Item - Reserve Account
     Prior Month                                     $9,658,821.26
+    Invest. Income                                     $39,957.46
+    Excess Serv.                                      $252,981.03
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                               $9,951,759.75

Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of August 1999

                                                                                     NOTES
                                                                  (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                          $76,686,469.51
Ending Pool Balance                             $72,004,628.02

Collected Principal                              $4,652,559.68
Collected Interest                                 $534,664.39
Charge - Offs                                       $29,281.81
Liquidation Proceeds / Recoveries                  $218,219.04
Servicing                                           $63,905.39
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $5,341,537.72

Beginning Balance                               $76,686,469.51              $0.00     $69,358,750.16     $7,327,719.35

Interest Due                                       $406,715.20              $0.00        $367,023.39        $39,691.81
Interest Paid                                      $406,715.20              $0.00        $367,023.39        $39,691.81
Principal Due                                    $4,681,841.49              $0.00      $4,471,158.62       $210,682.87
Principal Paid                                   $4,681,841.49              $0.00      $4,471,158.62       $210,682.87

Ending Balance                                  $72,004,628.02              $0.00     $64,887,591.54     $7,117,036.48
Note / Certificate Pool Factor                                             0.0000             0.1869            0.3438
   (Ending Balance / Original Pool Amount)
Total Distributions                              $5,088,556.69              $0.00      $4,838,182.01       $250,374.68

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $252,981.03
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,951,759.75
(Release) / Draw                                  ($292,938.49)
Ending Reserve Acct Balance                      $9,658,821.26

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of August 1999

Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                5                4               3               2               1
                                Mar-99            Apr-99          May-99          Jun-99          Jul-99          Aug-99
Beginning Pool Balance      $107,488,194.93  $100,224,175.10  $93,880,094.85  $86,602,446.04  $82,209,017.41  $76,686,469.51

A)  Loss Trigger:
    Principal of Contracts
     Charged Off                 $34,419.32       $76,593.80      $35,040.30      $20,995.93      $29,396.46      $29,281.81
    Recoveries                   $54,550.67      $103,056.09     $188,222.53     $110,721.64      $48,949.05     $218,219.04

Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)          $132,630.03               Total Charged off (Months 1 - 6)      $225,727.62
     Total Recoveries (Months 3, 2, 1)           $377,889.73               Total Recoveries (Months 1 - 6)       $723,719.02
     Net Loss / (Recoveries) for 3 Mos          ($245,259.70)(a)           Net Loss/(Recoveries) for 6 Mos.     ($497,991.40)(c)

Total Balance (Months 5, 4, 3)               $280,706,715.99 (b)           Total Balance (Months 1 - 6)       $547,090,397.84(d)

Loss Ratio Annualized  [(a/b) * (12)]               -1.0485%               Loss Ratio Annualized [(c/d) (12)]       -1.0923%

Trigger:  Is Ratio > 1.5%                                 No               Trigger:  Is Ratio > 6.0%                      No

                                                                                  Jun-99          Jul-99          Aug-99
B)   Delinquency Trigger:                                                        $574,204.95     $734,879.00     $697,674.90
     Balance delinquency 60+ days                                                   0.66304%        0.89392%        0.90978%
     As % of Beginning Pool Balance                                                 0.71863%        0.77349%        0.82224%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer